Exhibit 99.1

NEWS RELEASE	CONTACT:	Scott B. Flaherty Chief Financial Officer (415) 408-4700

Willis Lease Finance Reports Third Quarter Pretax Profit Grew 27% to $8.3 Million

NOVATO, CA —November 7, 2017 — Willis Lease Finance Corporation (NASDAQ: WLFC) today reported that pretax income grew 27% to $8.3 million in the third quarter of 2017, compared to $6.5 million in the third quarter of 2016, on revenues of $65.9 million. The Company’s third quarter 2017 results were bolstered by continued strength in its core leasing business with $33.5 million of lease rent revenue driven by 91% utilization at quarter end. Net income attributable to common shareholders for the third quarter increased 24% to $4.9 million, or $0.80 per diluted share, from $4.0 million, or $0.62 per diluted share, in the third quarter 2016.  Earnings in the third quarter include a $7.0 million non-cash write down of equipment and parts.

“In the third quarter, we completed two major financings: the closing of our WEST III ABS offering and a preferred stock offering.  WEST III aligns our long-lived assets with long-term, fixed rate capital and our preferred stock offering equitizes our balance sheet for continued growth,” said Charles F. Willis, Chairman and CEO.

“In addition to closing two milestone financings, we were very active trading equipment in the third quarter as we continue to execute our strategy to grow and improve the efficiency of our leasing portfolio,” said Brian R. Hole, President. “Willis Aeronautical also continues to demonstrate its value to our total platform, not only in support of our effort to monetize residual values but also in support of our effort to deliver value-added programs for our customers.”

Third Quarter 2017 Highlights:

•                  Total revenue grew 28.0% to $65.9 million in the third quarter of 2017, from $51.5 million in the year ago period.

•                  Average utilization in the third quarter of 2017 remained constant at 91% from the year ago period. Utilization was 91% at the end of Q3 2017.

•                  Third quarter lease rent revenue was $33.5 million, up 7.0% year-over-year.

•                  Maintenance reserve revenue for the nine months ended September 30, 2017 increased 40.9% to $64.2 million compared to $45.6 million in the year ago period.

•                  The equipment portfolio grew 5.6% to $1.200 billion, from $1.137 billion from the year ago period, net of asset sales and depreciation expense.

•                  Tangible book value per share increased 9.3% to $33.51 at September 30, 2017, as compared to $30.66 per share at December 31, 2016.

•                  The Company maintained $561 million of undrawn revolver capacity at September 30, 2017.

•                  The book value of owned and managed engines and aircraft, exclusive of assets managed by our WAML subsidiary, was approximately $1.6 billion at the end of the third quarter.

•                  During the quarter, the Company purchased five aircraft and two engines for a total purchase price of $58.2 million.

•                  The Company issued 1,500,000 shares of 6.5% Series A-2 Preferred Stock, $0.01 par value per share at a gross issue price of $20.00 per share in September 2017.

•                  The Company closed a $336 million asset-backed securitization, Willis Engine Structured Trust III (WEST III) on August 4, 2017. The Notes are secured by a portfolio of 56 engines from the revolving credit facility. We are using these funds, net of transaction expenses, to pay off part of our revolving credit facility.

Balance Sheet

As of September 30, 2017, Willis Lease had 214 commercial aircraft engines, 18 aircraft and 5 aircraft parts packages and other engine-related equipment in its lease portfolio, with a net book value of $1.200 billion, as compared to 208 commercial aircraft engines, 10 aircraft, 5 aircraft parts packages, and other engine-related equipment in its lease portfolio, with a net book value of $1.137 billion a year ago.  The Company’s funded debt-to-equity ratio was 4.32 to 1 at quarter end compared to 4.59 to 1 at December 31, 2016, and 4.51 to 1 a year ago.

Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary Willis Asset Management, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

Consolidated Statements of Income (Loss)

(In thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2017	2016	Change	2017	2016	Change
REVENUE
Lease rent revenue	$33,474	$31,270	7.0%	$95,045	$88,727	7.1%
Maintenance reserve revenue	20,370	14,229	43.2%	64,212	45,562	40.9%
Spare parts and equipment sales	9,294	4,160	123.4%	41,273	10,465	294.4%
Gain on sale of leased equipment	174	180	(3.3)%	4,684	3,430	36.6%
Other revenue	2,549	1,622	57.2%	6,439	3,614	78.2%
Total revenue	65,861	51,461	28.0%	211,653	151,798	39.4%

EXPENSES
Depreciation and amortization expense	16,142	16,628	(2.9)%	48,786	49,235	(0.9)%
Cost of spare parts and equipment sales	6,416	3,066	109.3%	29,546	7,785	279.5%
Write-down of equipment	6,958	1,995	248.8%	22,243	5,924	275.5%
General and administrative	14,308	12,257	16.7%	40,574	34,694	16.9%
Technical expense	2,605	1,414	84.2%	7,345	4,913	49.5%
Net finance costs
Interest expense	14,220	10,230	39.0%	36,398	30,635	18.8%
Loss on extinguishment of debt	—	—	0.0%	—	137	(100.0)%
Total net finance costs	14,220	10,230	39.0%	36,398	30,772	18.3%
Total expenses	60,649	45,590	33.0%	184,892	133,323	38.7%

Earnings from operations	5,212	5,871	(11.2)%	26,761	18,475	44.8%

Earnings from joint ventures	3,040	631	381.8%	6,055	874	592.8%

Income before income taxes	8,252	6,502	26.9%	32,816	19,349	69.6%
Income tax expense	2,960	2,517	17.6%	13,367	7,987	67.4%
Net income	$5,292	$3,985	32.8%	$19,449	$11,362	71.2%
Preferred stock dividends	344	—	100.0%	988	—	100.0%
Accretion of preferred stock issuance costs	9	—	100.0%	25	—	100.0%
Net income attributable to common shareholders	$4,939	$3,985	23.9%	$18,436	$11,362	62.3%

Basic earnings per common share	$0.82	$0.63		$3.04	$1.69

Diluted earnings per common share	$0.80	$0.62		$2.97	$1.66

Average common shares outstanding	6,055	6,307		6,068	6,711
Diluted average common shares outstanding	6,173	6,448		6,198	6,849

Consolidated Balance Sheets

(In thousands, except share data, unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$7,879	$10,076
Restricted cash	64,051	22,298
Equipment held for operating lease, less accumulated depreciation	1,199,883	1,136,603
Maintenance rights	16,263	17,670
Equipment held for sale	32,798	30,710
Operating lease related receivable, net of allowances	16,422	16,484
Spare parts inventory	18,422	25,443
Investments	49,262	45,406
Property, equipment & furnishings, less accumulated depreciation	16,187	16,802
Intangibles assets, net	1,878	2,182
Other assets	12,854	14,213
Total assets	$1,435,899	$1,337,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$20,887	$17,792
Deferred income taxes	116,685	103,705
Notes payable	932,132	900,255
Maintenance reserves	69,600	71,602
Security deposits	24,706	21,417
Unearned lease revenue	6,813	5,823
Total liabilities	1,170,823	1,120,594

Redeemable preferred stock ($0.01 par value)	$49,485	$19,760

Shareholders’ equity:
Common stock ($0.01 par value)	64	64
Paid-in capital in excess of par	1,624	2,512
Retained earnings	214,438	196,002
Accumulated other comprehensive loss, net of tax	(535)	(1,045)
Total shareholders’ equity	215,591	197,533

Total liabilities and shareholders’ equity	$1,435,899	$1,337,887

Note:  Transmitted on GlobeNewsWire on November 7, 2017, at 5:00 am PT